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                                                                     EXHIBIT (H)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                SCHEDULE 13E-4/A
                         ISSUER TENDER OFFER STATEMENT
     (Pursuant to Section 13(e)(1) of the Securities Exchange Act of 1934)

                                AMENDMENT NO. 1

                        T/SF COMMUNICATIONS CORPORATION
                                (Name of Issuer)

                        T/SF COMMUNICATIONS CORPORATION
                      (Name of Person(s) Filing Statement)

                     COMMON STOCK, PAR VALUE $.10 PER SHARE
                         (Title of Class of Securities)

                                  872857 10 7
                     (CUSIP Number of Class of Securities)

                             HOWARD G. BARNETT, JR.
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        T/SF COMMUNICATIONS CORPORATION
                             2407 EAST SKELLY DRIVE
                             TULSA, OKLAHOMA 74105
                                 (918) 747-2600
  (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications on Behalf of the Person(s) Filing Statement)

                                    Copy to:
                             ROBERT A. CURRY, ESQ.
                                CONNER & WINTERS
                           A PROFESSIONAL CORPORATION
                             2400 FIRST PLACE TOWER
                               15 EAST 5TH STREET
                             TULSA, OKLAHOMA 74103
                                 (918) 586-5711

                               SEPTEMBER 8, 1997
     (Date Tender Offer First Published, Sent or Given to Security Holders)

                           CALCULATION OF FILING FEE
===============================================================================
 TRANSACTION VALUATION/(1)/                        AMOUNT OF FILING FEE/(2)/
-------------------------------------------------------------------------------
      $134,098,751.50                                        $26,820
===============================================================================

(1) Based upon purchase of 3,331,646 shares at $40.25 per share.
(2) The amount of the filing fee equals 1/50 of 1% of the value of the securities to be acquired.

[X] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:  $26,820

Form or Registration No.:  SC13E4/005-40867

Filing Party:  T/SF Communications Corporation

Date Filed:  September 8, 1997

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                                AMENDMENT NO. 1
                                      TO
                                SCHEDULE 13E-4


     This Amendment No. 1 dated October 6, 1997 (this "Amendment No. 1"), amends and supplements the Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4") filed with the Securities and Exchange Commission on September 8, 1997, by T/SF Communications Corporation, a Delaware corporation (the "Company"), relating to the Company's offer to purchase all of its issued and outstanding shares of common stock, par value $.10 per share ("Shares"), for $40.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 8, 1997 (the "Offer to Purchase"), as amended and restated on October 6, 1997 (the "Amended and Restated Offer to Purchase"), and in the related Letter of Transmittal dated September 8, 1997 (which, as amended, together constitute the "Offer"), copies of which have been attached to the Schedule 13E-4 as Exhibits (a)(1), (a)(2) and
(a)(9). Each reference contained in the Schedule 13E-4 to the Offer to Purchase shall, by this Amendment No. 1, constitute a reference to the Amended and Restated Offer to Purchase, which is incorporated herein by reference. This Amendment No. 1 is being filed concurrently with Amendment No. 1 to the Rule 13E-3 Transaction Statement of the Company.

ITEM 8.   ADDITIONAL INFORMATION.

     The information set forth in Item 8 of the Schedule 13E-4 is hereby amended and supplemented by the addition of the following:

     (e) Reference is hereby made to the Amended and Restated Offer to Purchase, a copy of which is attached hereto as Exhibit (a)(9), and is incorporated herein by reference in its entirety.

ITEM 9.   MATERIAL TO BE FILED AS EXHIBITS.

     (a)(9) Amended and Restated Offer to Purchase, dated October 6, 1997.


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                                   SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                    T/SF COMMUNICATIONS CORPORATION


Date:  October 6, 1997              By:   /s/  Howard G. Barnett, Jr.
                                        -----------------------------------
                                         Howard G. Barnett, Jr.
                                         Chairman, President and
                                         Chief Executive Officer


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